COMMONWEALTH SHAREHOLDER SERVICES, INC.
              1500 FOREST AVENUE, SUITE 223, RICHMOND, VA  23229
                   (804) 285-8211  FAX (804) - 285-8251


August_, 1999

Filing Desk
U.S. Securities and Exchange Commission
450 Fifth Street,N.W.
Washington, D.C. 20549

Reference:        Monument Series Fund, Inc.
                  Monument Telecommunications Fund series
                  File Numbers:  333-26223 and 811-8199
                  Preliminary Proxy Material
                  ------------------------------------------------

Gentlemen:

Transmitted herewith for electronic filing via the EDGAR system on behalf of Monument Series Fund, Inc., please find enclosed, pursuant to the requirements of rule 14a-6(a) under the Securities Exchange Act of 1934, a preliminary proxy statement, notice of meeting and form of proxy to be furnished to shareholders of the above referenced Fund in connection with a special meeting of shareholders.

At the special meeting, shareholder will vote to approve or disapprove a change to the investment strategy of the Monument Washington Aggressive Growth Fund (the "Fund") and to a corresponding change in the name of the Fund to the Monument Telecommunications Fund.

Please direct questions and comments relating to this filing to Beth-ann Roth at
(202) 261-3338.

Sincerely,


/s/ Darryl S. Peay
--------------
Darryl S. Peay
Vice President

cc:  Beth-ann Roth

Enclosure

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE DAVID A. KUGLER AND G. FREDERIC WHITE, III TO VOTE EACH PROPOSAL AS MARKED. IF PROPERLY SIGNED AND RETURNED BUT NOT MARKED, YOUR PROXY WILL BE VOTED "FOR" PROPOSAL 1, AND AS THE DESIGNATED PROXIES CHOOSE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.




                           MONUMENT SERIES FUND, INC.
           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - September 30, 1999

      The undersigned hereby constitutes and appoints David A. Kugler and G. Frederic White, III, or either of them, with power of substitution, as proxies to appear and vote all of the shares of stock outstanding in the name of the undersigned on the Record Date at the Special Meeting of Shareholders of Monument Washington Aggressive Growth Fund to be held at 7920 Norfolk Avenue, Suite 500, Bethesda, Maryland 20814, on the 30th day of September, 1999 at 10:00 a.m. local time, or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card.

      The shares represented by this proxy will be voted as specified in the following item. Please refer to the proxy statement discussion of this matter.

      Please indicate your vote by an "x" in the appropriate box below.


      THIS PROXY IS SOLICITED BY THE FUND'S BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:


         1. To approve (a) a change to the investment strategy of the Fund, (b) a corresponding change in the name of the Fund to the Monument Telecommunications Fund, and (c) a change to the investment restrictions to permit concentration of assets in a single industry.


           FOR [  ]          AGAINST [  ]        ABSTAIN [  ]





_____________________    _________________________     _________________, 1999
SIGNATURE                SIGNATURE  (JOINT OWNER)      DATE

PLEASE DATE AND SIGN NAME OR NAMES TO AUTHORIZE THE VOTING OF YOUR SHARES EXACTLY AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED IN THE NAMES OF JOINT
OWNERS, ALL JOINT OWNERS MUST SIGN. A PERSON SIGNING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

                           MONUMENT SERIES FUND, INC.
                    MONUMENT WASHINGTON AGGRESSIVE GROWTH FUND

                               7920 Norfolk Avenue
                                    Suite 500
                            Bethesda, Maryland 20814

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


      A Special Meeting of Shareholders of Monument Washington Aggressive Growth Fund series (the "Fund") of Monument Series Fund, Inc. (the "Monument Funds")will be held at 7920 Norfolk Avenue, Suite 500, Bethesda, Maryland 20814, 10:00 a.m. local time, on September 30, 1999 for the following purposes:

      1. To approve or disapprove (a) a change to the investment strategy of the Fund, (b) a corresponding change in the name of the Fund to the Monument Telecommunications Fund, and (c) a change to the investment restrictions to permit concentration of assets in a single industry.

      2. To transact any other business that may properly come before the Special Meeting or any adjournment of the Special Meeting.

      Shareholders of record at the close of business on August 9, 1999 are entitled to vote at the Special Meeting or any adjournment thereof.

                               By Order of the Board of Directors


                                 David A. Kugler
                                    President
______________________, 1999
Bethesda, MD

--------------------------------------------------------------------------------

                                    IMPORTANT

     Whether or not you plan to attend the meeting, please mark your voting instructions on the enclosed proxy and promptly date, sign and return it in the enclosed envelope. No postage is required if mailed in the United States. We ask your cooperation in helping the Fund save the expense of follow-up mailings and calls by mailing your proxy promptly.
--------------------------------------------------------------------------------

                           MONUMENT SERIES FUND, INC.
                   MONUMENT WASHINGTON AGGRESSIVE GROWTH FUND

                               7920 Norfolk Avenue
                                    Suite 500
                               Bethesda, MD 20814

                                 PROXY STATEMENT


                                            _______________________, 1999


      This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Monument Series Fund, Inc. (the "Monument Funds") of proxies to be used at a Special Meeting of Shareholders ("Special Meeting") of the Monument Washington Aggressive Growth Fund (the "Fund"). The Special Meeting will be held on September 30, 1999 for the purposes set forth in the Notice of Meeting, and will be held at 7920 Norfolk Avenue, Suite 500, Bethesda, Maryland 20814 at 10:00 a.m., or at such later time or date made necessary by adjournment.

      The approximate date on which this proxy statement and the form of proxy are first being sent to shareholders is ____________, 1999.

     The Fund is a series of Monument Series Fund, Inc. which is an open-end management investment company that was organized as a Maryland corporation on April 3, 1997.

     Your vote is important. Please call 1-(888)420-9950 if you have any questions about this proxy. You may vote by mail, by facsimile or in person.


--------------------------------------------------------------------------------

                                    PROPOSAL

--------------------------------------------------------------------------------


Proposal 1:To approve or disapprove (a) a change to the investment strategy of the Fund, (b) a corresponding change in the name of the Fund to the Monument Telecommunications Fund, and (c) a change to the investment restrictions to permit concentration of assets in a single industry.

      The Board of Directors of the Fund has determined that it would be in the best interest of shareholders to change the investment strategy of the Fund to enable it to invest in certain global telecommunications companies . Consistent with the proposed new investment strategy, the Board of Directors has recommended that the name of the Fund be changed from Monument Washington Aggressive Growth Fund to Monument Telecommunications Fund.


Discussion

      The appeal of the Monument Washington Aggressive Growth Fund is limited primarily to the Washington, D.C. region. To date, the Fund has not attracted sufficient assets to make it viable, and costs associated with operating the Fund have been relatively high.

      Accordingly, Monument Advisors, Ltd., the investment adviser to the Fund (the "Advisor"), has recommended that the Board of Directors approve a change in the Fund's investment strategy and make a corresponding change in the name of the Fund, as described below. After careful consideration, the Board has approved the changes, subject to shareholder approval.

      Specifically, in the Advisor's opinion, the Fund will be in a better position to attract assets from investors by focusing its investments on securities of companies principally engaged in all aspects of communications services and technologies.

Current Investment Objective and Principal Investment Strategy

         The Fund's investment objective is to maximize long-term appreciation of capital. The Fund seeks to achieve its objective by investing, under normal circumstances, primarily (i.e., at least 80% of its total assets) in equity securities of Washington regional area companies with market capitalizations of less than $2 billion at the time of purchase.

         When selecting investments for the Fund, Advisors seeks to identify Washington regional area companies that it believes are likely to benefit from new or innovative products, services or processes that are likely to enhance the companies' prospects for future growth in earnings. Companies with these characteristics are likely to be relatively unseasoned companies in new and emerging industries. These companies generally will have no established history of paying dividends, and dividend income, if any, is likely to be incidental.


Proposed Change

     Monument Telecommunications Fund

     Monument Telecommunications Fund would, like the Fund, seek to maximize long-term appreciation of capital, but would do so by investing at least 80% of its total assets in a non-diversified portfolio of equity securities of
telecommunications  companies.   Telecommunications  companies  are  defined  as
companies principally engaged in virtually all aspects of communications services and technologies. These companies may provide network systems and equipment; serve as public and private carriers, whether land-based, wireless or satellite; or provide or distribute value-added services or products. Consistent with the recommended change in investment strategy, the Board recommends that the name of the Fund be changed to Monument Telecommunications Fund.

         Potential Risks The risks associated with the Telecommunications Fund would be that the economic prospects of telecommunications companies can dramatically fluctuate due to regulatory and competitive environment changes around the world. Most products or services provided by telecommunications companies require substantial investment and are subject to competitive obsolescence. Telecommunications companies are particularly subject to political and currency risks. The Telecommunications Fund is nondiversified, and may also invest in small companies.

         Because the Fund currently invests primarily in Washington regional area companies, changes in the economic, political, regulatory, and business environment in the Washington regional area are likely to have a greater impact on these Funds than on the Telecommunications Fund whose investments are not likewise geographically focused. However, it is proposed that the Telecommunications Fund will invest in companies that are concentrated within what can be classified as a single industry, and would therefore be subject to sector-related market downturns. In light of the fact that concentration will be permitted, you are also being asked to authorize a change to the investment restriction of the Fund that currently prohibits the investment of more than 25% of the Fund's total assets in any single industry, unless those investments are in obligations of the U.S. government or any of its agencies or instrumentalities.

         The Fund may invest in companies with small market capitalizations (i.e., less than $500 million) or companies that have relatively small revenues, limited product lines, and a small share of the market for their products or services (collectively, "small companies"). Small companies may lack depth of management, they may be unable to internally generate funds necessary for growth or potential development or to generate such funds through external financing on favorable terms, and they may be developing or marketing new products or services for which markets are not yet established and may never become established. Due to these and other factors, small companies may suffer significant losses, as well as realize substantial growth. Securities of small companies present greater risks than securities of larger, more established companies.

         Historically, stocks of small companies have been more volatile than stocks of larger companies and are, therefore, more speculative than investments in larger companies. Among the reasons for the greater price volatility are the less certain growth prospects of smaller companies, the lower degree of liquidity in the markets for such stocks, and the greater sensitivity of small companies to changing economic conditions. Besides exhibiting greater volatility, small company stocks may, to a degree, fluctuate independently of larger company stocks. Small company stocks may decline in price as large company stocks rise, or rise in price as large company stocks decline. You should therefore expect that the value of Fund shares to be more volatile than the shares of a mutual fund, such as the Telecommunications Fund, that invests primarily in larger company stocks.

         Management of the Telecommunications Fund

      The Fund is presently managed by Alexander C. Cheung, C.F.A., who also manages the other two Monument series. In anticipation of the needs associated with managing a fund specializing in the types of securities proposed to be purchased for the Telecommunications Fund, the Advisor has hired a new Portfolio Manager, J. Michael Gallipo, CFA. Mr. Gallipo has over four years of investment experience. Prior to joining Monument Advisors, Mr. Gallipo was an investment analyst at Van Eck Associates Corp. He previously served as a compliance analyst for Van Eck and as a legal assistant for Brown & Wood, LLC.

         It is anticipated that, once the investment strategy of the series changes as described above, the investment manager will begin to liquidate the current holdings of the Fund. This may cause shareholders to incur long- and/or short-term capital gains. You should discuss with your tax adviser the impact on your personal financial circumstances of incurring capital gains.


Recommendation

      The Board of Directors believes that the proposed change is in the best interest of shareholders and has accordingly voted to approve a change in the investment strategy of the Fund, and to make a corresponding change to the Fund's name. The Board recommends that you vote FOR Proposal 1.

--------------------------------------------------------------------------------

                             PRINCIPAL SHAREHOLDERS

--------------------------------------------------------------------------------

      As of July 31,1999, the following persons are known by the Fund to be beneficial owners of more than five percent of the Fund's outstanding shares:


                                Number of Shares               Percentage
Name & Address                Beneficially Owned                  of
                                                                 Fund


David Kahrnoff                      1,099.572                    5.067
800 15th Street, N.W. #606
Washington, D.C.  20037

Victor/Patricia Llewellyn           2,136.201                    9.844
4505 Flower Valley Drive
Rockville, MD  20853-1731




               As of July 31, 1999 the Directors and executive officers of the
Monument  Funds   beneficially   owned  the  following  amounts  of  the  Fund's
outstanding shares:


                               Number of Shares               Percentage
Name & Address                Beneficially Owned                  of
                                                                 Fund


David A. Kugler                    *4,506.763                  20.767
9616 Glencrest Lane
Kensington, Maryland 20895

Alexander/Florence Cheung           1,993.598                   9.186
430 Jean Way
King of Prussia, PA 19406-3911

Victor Dates                          100.000                   0.461
2107 Carter Dale Road
Baltimore, MD 21209

George DeBakey                        250.000                   1.152
19 Blue Hosta Way
Rockville, MD 20850

G. Frederic White, III                200.000                   0.922
3107 Albemarle Road
Wilmington, DE 19808

*4,006.763 (18.453%) due to his controlling interest in Monument Distributors, Inc.
-----------------------------------------------------------------------------

                                 OTHER BUSINESS

--------------------------------------------------------------------------------

      The Board of Directors of the Monument Funds does not intend to present any other business at the Special Meeting. However, if any other matters properly come before the Special Meeting, David A. Kugler and G. Frederic White, III will vote on the matters in accordance with their judgment.


--------------------------------------------------------------------------------

                               VOTING INFORMATION

--------------------------------------------------------------------------------

      Your proxy will be voted in accordance with the instructions you specify on the enclosed proxy card. If you sign and return your proxy card but do not provide us with specific instructions, your proxy will be voted in favor of the proposals. You may revoke your proxy at any time before it is exercised at the Special Meeting by (i) delivering a written notice to the Fund expressly revoking your proxy, (ii) by executing and forwarding to the Fund a subsequently-dated proxy, or (iii) by attending the Special Meeting and voting in person. In the event that at the time the Special Meeting is called to order a quorum is not present in person or by proxy, those proxies that have been received will be voted to adjourn the Special Meeting to a later date. In the event a quorum is present but sufficient votes in favor of the proposals have not been received, the Special Meeting may be adjourned to solicit additional votes. In that event, only those proxies that have been received which would be voted to approve the proposals will be voted in favor of an adjournment, and those proxies that have been received which would be voted against the proposals will be voted against the adjournment.

     As of the close of business on August 9,1999, the record date fixed by the Board of Directors for the determination of shareholders of the Fund entitled to notice of and to vote at the Special Meeting ("Record Date"), 18,418.523 shares of the Fund were outstanding. Each share is entitled to one vote.

      The vote of the holders of a "majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act, represented at the meeting in person or by proxy, is required for the approval of the proposal. Specifically, the proposal must be approved by a vote of (a) at least 67% of the shares of the Fund present in person or by proxy, if more than 50% of the shares of the Fund are represented at the meeting, or (b) more than 50% of the outstanding shares of the Fund, whichever is less. Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Special Meeting, but will be treated as votes not cast and, therefore, would not be counted for purposes of determining whether the proposals have been approved.

      The cost of solicitation, including preparing and mailing the proxy materials, will be borne by the Fund. In addition to solicitations through the mails, the employees of the Advisor may solicit proxies by telephone, telegraph and personal interviews. It is not anticipated that any of the foregoing persons will be specially engaged for that purpose.


--------------------------------------------------------------------------------
                            EXCHANGES AND REDEMPTIONS
--------------------------------------------------------------------------------

         If Proposal 1 is approved and you do not wish to be invested in the Monument Telecommunications Fund, you may give instructions to the Fund's transfer agent to exchange the shares for shares of the other series of Monument Series Fund, Inc., Monument Medical Sciences Fund or Monument Internet Fund, at the net asset value first determined after the transfer agent's receipt of instructions. A prospectus for each of those other series is available free of charge by calling (888) 420-9950. If ownership of either of the other series is not consistent with your investment goals, or is otherwise unsuitable, you may instruct the Fund's transfer agent to redeem your shares at net asset value.


--------------------------------------------------------------------------------
                                  ANNUAL REPORT
--------------------------------------------------------------------------------

      The audited Annual Report for the Fund is incorporated by reference into this proxy statement. Copies of the most recent Annual Report are available at no cost upon request by contacting the Monument Funds at 7920 Norfolk Avenue, Suite 500, Bethesda, MD 20814 or by calling (888) 420-9950.


--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

      The Fund is not required to hold annual shareholder meetings. Any shareholder who would like to submit a proposal for consideration at future shareholder meetings may do so by submitting the proposal in writing to the Secretary of the Fund at 7920 Norfolk Avenue, Suite 500, Bethesda, Maryland 20814.


--------------------------------------------------------------------------------
                                   ADJOURNMENT
--------------------------------------------------------------------------------

      In the event that sufficient votes in favor of the proposal set forth in the Notice of Meeting and proxy statement are not received by the time scheduled for the Special Meeting, David A. Kugler or G. Frederic White, III may move one or more adjournments of the meeting to permit further solicitation of proxies with respect to any proposal. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. Messrs. Kugler and White will vote in favor of such adjournment those shares that they are entitled to vote and that have voted in favor of the proposal. They will vote against any such adjournment on behalf of those proxies that have voted against the proposal.


Investment Advisor
Monument Advisors, Ltd.
7920 Norfolk Avenue
Suite 500
Bethesda, Maryland  20814

Principal Underwriter
Monument Distributors, Inc.
7920 Norfolk Avenue
Suite 500
Bethesda, Maryland  20814

Administrator
Commonwealth Shareholder Services, Inc.
1500 Forest Avenue
Suite 223
Richmond, Virginia  23229